       10.20.001

                       INDEPENDENT CONTRACTOR AGREEMENT


        AGREEMENT made effective the 1st day of July, 1994, between Investors Insurance Group, Inc., a corporation organized and existing under the laws of the State of Florida, with its principal office in Boca Raton, Florida, (hereinafter referred to as the "Corporation") and Donald F.
U.  Goebert (hereinafter referred to as "Contractor").

        WHEREAS, the Corporation desires to engage the services of Contractor as an independent contractor on the terms and conditions hereafter provided in this Agreement; and

        WHEREAS, the Contractor desires to render services to the Corporation;

        NOW THEREFORE, in consideration of the promises and covenants hereinafter set forth, the parties hereto intending to be legally bound, hereby agree as follows:


        1.    Engagement.     The Corporation hereby engages the services
of Contractor and Contractor hereby accepts such engagement upon the terms and conditions set forth herein.

        2.    Term.      This Agreement shall commence on July 1, 1994 and
shall remain in full force and effect until terminated by either the Corporation or Contractor by giving the other party written notice of such termination, at least ninety (90) days prior to the effective date of such termination.

        3. Services. Contractor shall provide such consulting and management services as are required by the Corporation and its affiliates and agreed to by Contractor, including, but not limited to providing professional advice regarding investments and financial opportunities, providing consultation on proposed sales and purchases of assets, performing management and supervisory duties, providing counsel to management, officers and directors of Corporation and affiliates, analyzing and reporting on financial aspects of transactions, coordinating development projecting, analyzing legal issues confronting the Corporation and its affiliates and initiating mergers and acquisitions. The services rendered by Contractor hereunder shall be provided to the Corporation or its affiliates at such times as may be agreed to by Contractor and the Corporation. The method to complete the services shall be at the sole and exclusive option of Contractor.

        4. Duties. Contractor shall devote to the Corporation all of the time, attention, and energy necessary for him to perform all the duties for which he is contracted, including but not limited to providing prompt and professional consulting and management services, at such times as Contractor and Corporation may agree, and supervising and coordinating efforts of support staff in the performance of such services. Contractor shall evaluate and determine the most efficient method to complete such services, which determination shall be made at Contractor's sole and absolute discretion.



       10.20.002
        5.    Compensation.     Contractor shall receive compensation
for Contractor's services in such amounts as Contractor and Corporation shall agree to from time to time. Initially,, Contractor shall receive an annual compensation of One Hundred Thousand ($100,000.00) dollars payable in equal bi-monthly installments. At the option of Corporation, the aforesaid compensation may be payable by one or more subsidiaries of the Corporation.

        6.    Status as Independent Contractor.   Contractor is retained
and employed by the only for the purposes and to the extent set forth in this Agreement. Contractor's to the Corporation shall, during the period of this Agreement, be that of an contractor and not that of an employee of the Corporation.

        7.    Taxes.    All federal and state income and employment taxes,
similar obligations and withholdings, including but not limited to social security taxes, shall remain the sole responsibility of Contractor. If Contractor is deemed an Employee by any taxing authority or government agency. contractor agrees to indemnify the Corporation for any taxes, penalties or interest imposed upon the Corporation by such taxing authority or other government agency, whether as a result of compromise, litigation or consent by the Corporation.

        8.    Expenses.   Corporation shall reimburse Contractor for any
expenses incurred by Contractor in the ordinary course of performing services hereunder upon Contractor's presentation of an itemized account of such expenses in the form approved by Corporation.

        9.    Vacation.   Contractor shall not be entitled to pay for
vacation or sick leave from his duties as an independent contractor. Periods of absence may be arranged as mutually convenient.

        10. Employee Benefits Contractor shall not be entitled to participate in any plans or arrangements of the Corporation pertaining to or in connection with any employee benefit, including pension or profit sharing plans and health benefit plans.

        11.   Business and Financial Records.   All business and financial
records pertaining to the business of the Corporation and its affiliates shall at all times be the property of the Corporation.

        12.   Confidentiality Requirement.     All  written  material  or
otherwise communicated material, data, computer programs or other property, tangible or intangible relating to Corporation's or its affiliates' businesses or to Corporation's or its affiliates' products, customers, agents, brokers and other sources of business and all proprietary rights, including copyrights, trademarks and service marks (hereinafter all of the above, collectively "Information") shall at all times be the property of the Corporation or its affiliates, as the case may be. Contractor shall forever keep confidential all Information obtained during the course of Contractor's engagement with Corporation and Contractor shall not directly or indirectly for Contractor or with others use or disclose such information for purposes other than performance of Contractor's duties hereunder, without the prior written consent of the Corporation and/or its




       10.20.003
affiliates in each instance.

        13.     Contractual Obligations.     Contractor agrees that
Contractor shall not, unless authorized to do so by the Corporation, make, draw, accept or endorse any contract, lease, promissory note or other instrument requiring the payment of money by the Corporation, nor pledge the credit of the Corporation.

        14. Notice. Any notice required to be given under this Agreement shall be in writing and sent by registered mail, postage prepaid to the addresses set forth below unless a party designates another address by written notice to the other patty.

                To Corporation:

                Investors Insurance Group, Inc.
                7200 West Camino Real, Suite 203
                Boca Raton, Florida 33433

                To Donald F.U. Goebert:

                615 Willowbrook Lane
                West Chester, PA 19382

        15. Arbitration. Any dispute, including a claimed breach of terms hereof, arising out of or in connection with this Agreement shall be resolved by arbitration conducted by the American Arbitration Association for West Chester, Pennsylvania in accordance with its rules then in existence. The arbitrators shall not contravene or vary in any respect any of the terms or provisions of this Agreement. The award of the arbitrators shall be final and binding upon the parties thereto, their heirs, legal representative, successors and assigns and judgment upon such award may be entered in any court having jurisdiction thereof.

        16.   Conflict of Counsel.   In preparation of this Agreement and
in connection therewith and related matters, Palmarella & Sweeney, P.C.
and Ernest D. Palmarella, Esquire (collectively "Counsel") is, was or may be considered to have been in a position of conflict of interest which may continue, and the same is understood and nevertheless agreed to and the parties hereto have been so advised with respect thereto and with respect to their own right to counsel with respect to all of the above. Notwithstanding such advice, each party to this Agreement has determined to continue to retain counsel's services in connection with the within described transaction. In light of the foregoing, the parties waive and release any claims which they may have arising from any such conflict of interest.


        17. Entire Agreement. This Agreement supersedes any and all other Agreements, either oral or in writing, between the parties to this Agreement with respect to the subject matter contained herein or necessarily implied hereby.








       10.20.004
        18.   Modification.   No change or modification of this Agreement
shall be valid unless the same be in writing and signed by all of the parties hereto.

        19. Binding Effect. This Agreement shall be binding upon the parties, heirs, legal representatives, successors and assigns of the respective parties.

        20.   Invalid Provision.    The invalidity unenforceability of
any particular provision remainder of the Agreement to be construed in all respects provision was omitted.

        21.   Interpretation.     The validity of this Agreement and any
of its terms and provisions, as well as the rights and duties of the parties to this Agreement, shall be governed by the laws of the State of Florida.

        22. Assignment. This Agreement shall be binding and shall inure to the successors and assigns of the Corporation. This Agreement being for the personal services of Contractor, shall not be assignable or subject to anticipation by Contractor.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                              INVESTORS INSURANCE GROUP, INC.

ATTEST:


/s/ Susan F. Powell                           By: /s/ Melvin C. Parker
Susan F. Powell                               Melvin C. Parker, President
Assistant Secretary




                                              /s/ Donald Goebert
           Witness                            Donald F.U. Goebert, Contractor